Exhibit 99.1

DOVER DOWNS STOCKHOLDERS APPROVE MERGER WITH TWIN RIVER;
MERGER SET TO CLOSE ON MARCH 28, 2019

March 26, 2019: Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE) and Twin River Worldwide Holdings, Inc. have announced that Dover Downs received the required vote of Dover Downs stockholders to approve the proposed merger of Dover Downs and Twin River at today’s special meeting and that the parties expect to close the transaction on March 28, 2019. Over 99% of the votes cast were cast in favor of the merger. A “majority of the minority” of stockholders also approved the merger.

Upon completion of the merger, Dover Downs will become a wholly-owned subsidiary of Twin River, and all outstanding shares of Dover Downs common stock and class A common stock will be converted into the right to receive shares of Twin River common stock (with cash in lieu of fractional shares). In addition, Dover Downs common stock will cease trading on, and be delisted from, the New York Stock Exchange (“NYSE”), and Twin River’s common stock will be listed on the NYSE under the symbol “TRWH” and begin trading on March 29, 2019.

About Twin River

Twin River owns and manages two casinos in Rhode Island and one in Mississippi, as well as a Colorado horse race track that possesses 13 OTB licenses. Properties include Twin River Casino Hotel (Lincoln, RI), Hard Rock Hotel & Casino (Biloxi, MS), Tiverton Casino Hotel (Tiverton, RI) and Arapahoe Park (Aurora, CO). Twin River’s expertise spans various casino markets, including regional, destination and resort environments. Its casinos range in size from 1,000 slots and 32 table games facilities to properties with 4,200 slots and 123 table games, along with hotel and resort amenities.

About Dover Downs

Owned by Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE), Dover Downs Hotel & Casino® is a premier gaming and entertainment resort destination in the Mid-Atlantic region. Gaming operations consist of approximately 2,200 slots, a full complement of table games, including poker, and a newly expanded race and sports book taking single game wagers on professional and college sports. The AAA-rated Four Diamond hotel is Delaware’s largest with 500 luxurious rooms/suites and amenities including a full-service spa/salon, concert hall and 41,500 sq. ft. of multi-use event space. Live, world-class harness racing is featured November through April, and horse racing is simulcast year-round. Additional property amenities include multiple restaurants from fine dining to casual fare, bars/lounges and retail shops. For more information, please visit www.doverdowns.com.

Caution Concerning Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the transaction between Dover Downs and Twin River and other corporate actions. All statements, other than historical facts, including statements regarding the expected timing of the proposed transaction, the ability of the parties to complete the proposed transaction considering the various closing conditions and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

Any forward-looking statements speak only as of the date of this communication. Neither Dover Downs nor Twin River undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contacts

Twin River:

Investor Contact

Stephen H. Capp

Executive Vice President and Chief Financial Officer

(401) 475-8474

InvestorRelations@twinriver.com

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Media Contact

Patti Doyle

(401) 374-2553

Patti.Doyle@gmail.com

Dover Downs:

Timothy R. Horne — Sr. Vice President — Finance

(302) 857-3292

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